SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GENERAL HOUSEWARES

          GAMCO INVESTORS, INC.
                                 9/21/99            3,000-           27.8333
                                 9/21/99            5,000-           27.8750
                                 9/21/99            2,000-           27.8125
                                 9/20/99            2,000-           27.8750
                                 9/20/99           10,500-           27.8393
                                 9/15/99            1,000-           27.8125
                                 9/13/99            4,000-           27.6250
                                 9/13/99           10,000-           27.5581
                                 9/10/99            5,000-           27.6875
                                 9/10/99            3,500-           27.6250
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/14/99            2,500-           27.6991
                                 9/13/99            5,500-           27.6991

















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.